EXHIBIT (11)


                         Consent of Independent Auditors




The Board of Trustees
Monarch Funds:


We consent to the use of our reports dated October 3, 1997 for Treasury Cash Fund, Government Cash Fund and Cash Fund, series of Monarch Funds, and for Treasury Cash Portfolio, Government Cash Portfolio and Cash Portfolio, series of Core Trust (Delaware), incorporated by reference into the Statement of Additional Information and to the references to our Firm under the headings
"Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information.




                                                     /s/ KPMG Peat Marwick LLP
                                                     KPMG Peat Marwick LLP



Boston, Massachusetts
December 18, 1997